                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14 (a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for use of the
                                              Commission Only (as permitted by
                                              rule 14a-6 (e) (2) )
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                      CHECKERS DRIVE-IN RESTAURANTS, INC.
                (Name of Registrant as Specified In its Charter)

   (Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to the Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No:

  (3)Filing Party:

  (4) Date Filed:

                      CHECKERS DRIVE-IN RESTAURANTS, INC.
                      14255 49th Street North, Building 1
                           Clearwater, Florida 33762

                                                                  August 3, 2001

Dear Stockholder:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc. The Meeting will be held September 26, 2001 at 9:00 a.m., Eastern Daylight Savings Time, at the Tampa Westshore Marriott, located at 1001 North Westshore Boulevard, Tampa, Florida.

   The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting. We will also report on the progress of the Company and comment on matters of current interest.

   It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

   If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

   Your Board of Directors and management look forward to greeting you personally at the Meeting.

                                          Sincerely,

                                          /s/ Brian R. Doster

                                          Brian R. Doster
                                          Secretary

                      CHECKERS DRIVE-IN RESTAURANTS, INC.

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 26, 2001

                               ----------------

   Notice is hereby given that the Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc., a Delaware corporation, will be held at the Tampa Westshore Marriott located at 1001 North Westshore Boulevard, Tampa, Florida, on September 26, 2001 at 9:00 a.m. Eastern Daylight Savings Time for the following purposes:

  1. To elect four Directors to serve until the Annual Meeting in 2004, until their successors are elected and qualified or until their earlier resignation, removal from office or death;

  2. To ratify and approve a successor plan to the Company's 1991 Stock Option Plan: the 2001 Stock Option Plan;

  3. To ratify and approve the appointment of KPMG LLP as the Company's independent auditors for fiscal 2001; and

  4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

   Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2001 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on August 23, 2001 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at Checkers Drive-In Restaurants, Inc., at 14255 49th Street North, Clearwater, FL 33762 or after August 24, 2001 at it's new corporate offices at 4300 West Cypress Street, Suite 600, Tampa, Florida 33607.

   All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

                                          By order of the Board of Directors,

                                          /s/ Brian R. Doster

                                          BRIAN R. DOSTER
                                          Secretary

                      CHECKERS DRIVE-IN RESTAURANTS, INC.
                      14255 49th Street North, Building 1
                          Clearwater, Florida 33762 *

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This Proxy Statement is furnished by the Board of Directors and management of Checkers Drive-In Restaurants, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 2001 Annual Meeting of Stockholders, which will be held on September 26, 2001 at 9:00 a.m., at the Tampa Westshore Marriott located at 1001 North Westshore Boulevard, Tampa, Florida (the "Meeting").

   Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

   The close of business on August 23, 2001, has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting ("Stockholders"). As of June 18, 2001, 9,889,842 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") were outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on August 23, 2001, on all matters that come before the Meeting.

   The affirmative vote of the majority of the votes cast at the Meeting will be required for the election of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more Directors will not be treated as voted with respect to the Directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against such other matters.

   In accordance with the rules of the NASDAQ National Market, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileged of the Common Stock) and thus, in the absence of specific instructions from the beneficial owner of shares, will not be empowered to vote the shares on such matters. If a broker indicated that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

   The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is August 24, 2001.
--------
* Corporate offices are relocating to 4300 West Cypress Street, Suite 600, Tampa, Florida 33607 on or about August 24, 2001.

                             ELECTION OF DIRECTORS

   There are currently nine seats on the Board of Directors of the Company, with no vacancies. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The term of office of four of the Company's Directors, Peter C. O'Hara, Daniel J. Dorsch, Terry N. Christensen and Willie D. Davis, will expire at the Meeting. The Board of Directors unanimously recommends that you vote "FOR" the election of Messrs. O'Hara, Dorsch, Christensen and Davis as Directors, to hold office until the Company's annual meeting in 2004 and until their successors shall duly elected and qualified or until their earlier resignation, removal from office or death. See "Management--Directors and Executive Officers" and Security Ownership of Management and Others" for further information on such nominees. Stockholders may vote for up to four nominees. Stockholders may not vote cumulatively in the election of Directors.

                                   MANAGEMENT

   The following table sets forth the names and ages of the Directors and executive officers of the Company and the positions they hold. Executive officers serve at the pleasure of the Board of Directors.

Directors and Executive Officers

              Name               Age                 Position
              ----               ---                 --------
 William P. Foley, II........... 56  Chairman of the Board of Directors (term expiring in 2002)

 Peter C. O'Hara................ 45  Vice Chairman of the Board of Directors
                                     and Director (term expiring in 2001)
                                     Nominee for Director with term expiring
                                     in 2004

 Daniel J. Dorsch............... 48  President, Chief Executive Officer and
                                     Director (term expiring in 2001) Nominee
                                     for Director with term expiring in 2004

 Terry N. Christensen........... 60  Director (term expiring in 2001) Nominee for Director with term expiring in 2004

 Willie D. Davis................ 66  Director (term expiring in 2001) Nominee for Director with term expiring in 2004

 David Gotterer................. 72  Director (term expiring in 2003)

 Ronald B. Maggard.............. 52  Director (term expiring in 2003)

 Clarence V. McKee.............. 58  Director (term expiring in 2002)

 Burt Sugarman.................. 62  Director (term expiring in 2003)

Directors

   WILLIAM P. FOLEY, II has served as a director since November 1996 and as Chairman of the Board since June 1997. Mr. Foley has been Chairman of the Board of Santa Barbara Restaurant Group, Inc. since July 1997. He has been the Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. which, through its subsidiaries, is a title insurance underwriting company, since its formation in 1984. He has been Chairman of the Board and Chief Executive Officer of Fidelity National Title Insurance Company since April 1981. Mr. Foley is also currently serving as Chairman of the Board of Directors of CKE Restaurants, Inc., owner, operator and franchisor of quick-service restaurants, primarily under the Carl's Jr. and Hardee's brand names, and is a director of Micro General Corporation, Miravant Medical Technologies and Fresh Foods, Inc.

   PETER C. O'HARA has served as a director since June 1998 and Vice Chairman since September 1999. He has served as president of Capital Management of L.I., N.Y., Inc., a Checkers franchise area developer for Long Island, New York, since March 1994.

   DANIEL J. DORSCH has served as the Chief Executive Officer, President and a director since December 1999. Mr. Dorsch is also a multi-unit franchise owner for Papa John's Pizza, earning franchisee of the year in 1998. Since 1994, Mr. Dorsch has also owned and operated franchises with Honda, Kawasaki, Yamaha, Suzuki, & Seadoo.

   BURT SUGARMAN has served as a director since June 1997. Mr. Sugarman has been the Chairman of the Board, President and Chief Executive Officer of Giant Group, Ltd. for the past five years and also currently serves as a director of Santa Barbara Restaurant Group. Mr. Sugarman served as Chairman of the Board of Rally's Hamburgers, Inc. from November 1994 to October 1997.

   TERRY N. CHRISTENSEN has served as a director since November 1996. Mr. Christensen has been a partner in the law firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP since May 1988. Mr. Christensen is a director of Giant Group, Ltd. and MGM Mirage. Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP performed legal services for us in 1999 and 2000. Such services have related to litigation, compliance with securities laws and other business matters.

   WILLIE D. DAVIS has served as a director since August 1999. Mr. Davis has been the President and a director of All-Pro Broadcasting, Inc., a holding company operating several radio stations, for more than the past five years. Mr. Davis currently also serves on the board of directors of Sara Lee Corporation, K-Mart Corporation, Dow Chemical Company, Metro-Goldwyn-Mayer Inc., MGM Mirage, Basset Furniture Industries, Incorporated and the Strong Fund.

   DAVID GOTTERER has served as a director since August 1999. Mr. Gotterer has been a partner in the accounting firm of Mason & Company, LLP, New York, New York, for more than the past five years. Mr. Gotterer is a director and Vice Chairman of Giant Group, Ltd.

   RONALD B. MAGGARD has served as a director since August 1999. For more than the past five years, Mr. Maggard has been President of Maggard Enterprises, Newport Beach, CA, which owns 20 franchised Long John Silver Restaurants and President of Midstate Distributing, Lexington, Kentucky, which is a Miller Distributing Company. Mr. Maggard is also currently a director of Santa Barbara Restaurant Group.

   CLARENCE V. McKEE has served as a director since June 1996. Mr. McKee has been the President and Chief Executive Officer of McKee Communications, Inc., a Tampa, Florida based company engaged in the acquisition and management of communications companies, since October 1992. He is a former chairman of the Florida Association of Broadcasters and former director of Florida Progress Corporation and its subsidiary Florida Power Corporation.

Executive Officers

   Set forth below is a description of the business experience and the ages of our executive officers, other than Mr. Dorsch, whose experience is described above. Executive officers serve at the discretion of our Board of Directors.

   STEVE COHEN (49) has served as our Senior Vice President of Human Resources since December 1997. From May 1995 to December 1997, Mr. Cohen was the Field Human Resources Manager for EZCorp in Austin, Texas.

   ADAM NOYES (31) has served as Vice President of Purchasing and Operations since August 2000. He served as Vice President of Purchasing and Quality Assurance from October 1998 to August 2000. He was Senior Director of Purchasing from May 1998 to September 1998. Director of Purchasing from June 1996 to

April 1998. Prior to this, Mr. Noyes served Checkers in the capacity of Restaurant Support Services from April 1991 to May 1996.

   KEITH SIROIS (49) has served as Vice President of Franchise Operations since September 1999. From September 1998 to September 1999, he served as Checkers' Director of Franchise Operations. Mr. Sirois served as a franchise business consultant with Checkers from August 1996 to September 1998. From March 1992 to September 1996, Mr. Sirois served as Vice President of Franchise Operations for Heartwise Express, Inc. in Chicago, Illinois.

   RICHARD SVEUM (44) has served as Vice President of Franchise Sales and Development since September 1999. Mr. Sveum has served in various capacities for Checkers since 1993, including: Director of Franchise Sales from July 1998 to September 1999; Senior Manager of Champion, formerly the modular restaurant division of Checkers, and Franchise Sales from September 1997 to July 1998; and franchise business consultant from October 1993 to September 1997.

   RICHARD TURER (39) has served as Vice President of Marketing since September 1999. From July 1998 to September 1999, Mr. Turer served as Director of Marketing for Checkers and Rally's brands. From May 1995 to July 1998, he was self-employed and operated Mill House McCabe, a marketing and promotional company, in Sparta, New Jersey.

   BRIAN R. DOSTER (42) has served as Vice President, Corporate Counsel and Secretary since November, 2000. He served previously as Assistant General Counsel and Assistant Secretary of Checkers since April 1999 and September 1999, respectively. From November 1985 to April 1999, he was a corporate attorney for Amoco Corporation in Chicago, Illinois.

   No family relationships exist between any of the directors and the executive officers of the Company. There are no arrangements or understandings between any director and any other person concerning service or no nomination as a director.

   The Board of Directors held four meetings during 2000 and acted one time by unanimous written consent without a meeting. In 2000, each incumbent Director attended at least 75% of the meeting of the Board of Directors and of each committee of which he was a member. The Chairman and other Board members periodically communicate with one another during the year regarding Company business in between meetings.

Committees of the Board of Directors

   The Board of Directors has Executive, Audit, Compensation and Stock Option
Committees: it does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company. See "Stockholder proposals for presentation at the 2001 Annual Meeting."

   During 2000, the Audit Committee consisted of Ronald D. Maggard, Clarence V. McKee, and David Gotterer who was elected to the Committee in January 2000. The Committee held two meetings. The Audit Committee recommends the appointment of the independent auditors of the Company, discusses and reviews the scope and fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews and approves non-audit services of the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves (with the concurrence of the majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties. During the year, the Board examined the composition of the Audit Committee in light of the adoption by the Securities and Exchange Commission and the NASDAQ

Exchange of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the Exchange's new rules.

   During 2000, the Executive Committee consisted of William P. Foley, II, Burt Sugarman and Daniel J. Dorsch and held one meeting. The Executive Committee has the authority between meetings of the Board, to take all actions with respect to the management of the Company's business that require action by the Board, except with respect to certain specified matters that by law must be approved by the entire Board.

   During 2000, the Compensation Committee consisted of William P. Foley, II, Willie D. Davis and Peter C. O'Hara and held one meeting. Its principal function is to make recommendations to the Board of Directors with respect to compensation and benefits to be paid to officers, and perform other duties prescribed by the Board with respect to employee stock plans and benefit programs.

   During 2000, the Stock Option Committee consisted of Burt Sugarman, but took no action during the year. Its principle function is to administer the stock plans on behalf of the Board and make recommendations to the Board of Directors with respect to the option plans when appropriate.

Compensation of Directors

   Directors who are our employees receive no extra compensation for their services as directors. Directors who are not employees receive a director's fee of $2,500 per quarter. In addition, these independent directors receive $2,500 for each board meeting, $1,000 for each committee meeting they attend, plus out of pocket expenses. Non-employee directors also participate in the 1994 Stock Option Plan for Non-Employee Directors, which provides for the automatic grant to each non-employee director, upon election to the board of directors, of a non-qualified, ten-year option to acquire 8,333 shares of the common stock, with the subsequent automatic grant on the first day of each fiscal year thereafter of a non-qualified, ten-year option to acquire an additional 1,667 shares of common stock. All such options have an exercise price equal to the closing sale price of the common stock on the date of grant. One-fifth of each initial option granted pursuant to the plan before August 6, 1997 become exercisable on a cumulative basis on each of the first five anniversaries of the date of the grant of the option. One-third of each annual option granted pursuant to the plan before August 6, 1997 becomes exercisable on a cumulative basis on each of the first three anniversaries of the date of the grant of the option. Pursuant to a proposal approved by stockholders at the Annual Meeting in 1999, the Chairman of the Board received an option to purchase 40,000 shares, the Vice-Chairman received an option to purchase 20,000 shares and all other non-employee directors received options to purchase 10,000 shares of the Company's common stock. Pursuant to a proposal approved by stockholders at the Annual Meeting in 2000, the Chairman of the Board received an option to purchase 125,000 shares, the Vice Chairman received an option to purchase 25,000 shares and all other non-employees directors received options to purchase 50,000 shares of the Company's common stock. All options granted pursuant to this plan on or after August 6, 1997 are exercisable immediately upon grant. Options are exercisable whether or not the non-employee director, at the time of exercise, is a member of the Board of Directors, unless the director is removed for cause.

   Beginning in September 1999 the Company engaged Peter O'Hara, one of its current Directors, to provide consulting services at a monthly fee of $10,000. Mr. O'Hara discontinued these services in June 2000. Fees for 2000 and 1999 totaled $60,000 and $40,000, respectively.

   Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro LLP, a law firm in which Mr. Christensen is a named partner, performed legal services for the Company during 2000 and 1999 amounting to $457,000 and $803,000, respectively. Such services were related to the defense of certain litigation, compliance with securities laws and other business matters.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all such Section 16(a) filing requirements were complied with by such persons in 2000.

   The following table sets forth certain information as of June 18, 2001, relating to the beneficial ownership of the common stock by (a) all persons known by us to beneficially own more than 5% of the outstanding shares of the common stock, (b) each director, director nominee and executive officer and,
(c) all officers and directors as a group. We had 9,889,842 shares outstanding as of June 18, 2001.

                                                                  Number of
                                                   Beneficially     Shares
       Address of Beneficial Owner(1)(2)(3)          Owned(1)   Outstanding(4)
       ------------------------------------        ------------ --------------
CKE Restaurants, Inc.(5)..........................  1,158,893       10.2%
 3916 State Street, Suite 300, Santa Barbara, CA
 93105
Giant Group, LTD(6)...............................    994,699        8.8%
 9440 Santa Monica Blvd, #407, Beverly Hills, CA
 90210
Calm Waters Partnership...........................    892,000        7.9%
 100 Heritage Reserve, Menomonee Falls, WI 53051
William P. Foley, II(7)...........................    298,540        2.6%
Burt Sugarman(8)..................................    298,939        2.6%
Peter C. O'Hara...................................    232,084        2.0%
Daniel J. Dorsch..................................    170,060        1.5%
Willie Davis(11)..................................    120,589        1.1%
David Gotterer(12)................................    115,614        1.0%
Ronald B. Maggard(13).............................    107,332         *
Terry N. Christensen(14)..........................    105,163         *
Clarence V. McKee(15).............................     60,851         *
Steven Cohen(16)..................................     26,914         *
Wendy Beck(17)....................................     19,780         *
Adam Noyes(18)....................................      9,163         *
Keith Sirois(19)..................................      5,904         *
All officers and directors as a group (16           1,584,096       14.0%
 persons)(20).....................................

--------
  * Represents less than 1% of our outstanding common stock.
 (1) Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.
 (2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from June 18, 2001, upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from June 18, 2001 have been exercised.
 (3) Unless otherwise indicated, the address of each stockholder listed is 14255 49th Street N., Clearwater, Florida 33762.
 (4) Percentage calculation assumes owners' derivative securities exercisable within 60 days from June 18, 2001 have been exercised.
 (5) Includes 612,536 shares issuable upon the exercise of presently exercisable warrants.
 (6) Includes 237,416 shares issuable upon the exercise of presently exercisable warrants held by KCC Delaware, a wholly owned subsidiary of Giant Group, LTD.

 (7) Includes 292,649 shares subject to options and warrants. Excludes the 1,516,893 shares and warrants to purchase shares held by CKE Restaurants, Inc. as to which Mr. Foley disclaims, beneficial interest. Mr. Foley is Chairman of the Board of CKE Restaurants, Inc. Also excludes 175,689 warrants held by Fidelity National Financial, Inc., as to which Mr. Foley is Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc.
 (8) Includes 295,601 shares subject to options and warrants. Excludes 994,699 shares and warrants held by Giant Group, Ltd., as to which Mr. Sugarman disclaims beneficial ownership. Mr. Sugarman is Chairman of the Board and Chief Executive Officer of Giant Group Ltd.
 (9) Includes 230,001 shares issuable upon the exercise of presently exercisable stock options.
(10) Includes 51,667 shares issuable upon the exercise of presently exercisable stock options.
(11) Includes 120,589 shares issuable upon the exercise of presently exercisable stock options.
(12) Includes 115,614 shares issuable upon the exercise of presently exercisable stock options.
(13) Includes 107,332 shares issuable upon the exercise of presently exercisable stock options.
(14) Includes 100,656 shares issuable upon the exercise of presently exercisable stock options.
(15) Includes 46,668 shares issuable upon the exercise of presently exercisable stock options.
(16) Includes 26,637 shares issuable upon the exercise of presently exercisable stock options.
(17) Includes 18,113 shares issuable upon the exercise of presenting exercisable stock options.
(18) Includes 9,163 shares issuable upon the exercise of presenting exercisable stock options.
(19) Includes 5,833 shares issuable upon the exercise of presenting exercisable stock options.
(20) Includes an aggregate of 1,433,286 shares issuable upon the exercise of presently exercisable stock options and warrants held by officers and directors of the Company.

EXECUTIVE COMPENSATION

   The following table is a summary of the compensation earned for the last three fiscal years for services in all capacities to each of the persons who qualified as a "named executive officer" under item 402(b) of Regulations S-K. All amounts shown before the Merger between the Company and Rally's Hamburgers, Inc. in August 1999 include compensation paid by both Checkers and Rally's pursuant to the management service agreement between companies.

                                                                       Long-Term
                                                                     Compensation
                                                                 ---------------------
                                                                   Awards    Payouts
                                                                 ---------- ----------
                                    Annual                       Securities
                                 Compensation                    Underlying
   Name and Principal          -----------------  Other Annual    Options      LTIP       All Other
        Position          Year Salary  Bonus ($) Compensation($)  SARs(#)   Payouts($) Compensation($)
   ------------------     ---- ------- --------- --------------- ---------- ---------- ---------------
Daniel J. Dorsch(1).....  2000 219,998   7,000                    500,000                10,245(2)
 Chief Executive Officer  1999   9,315     --                      100,00
                                           --

David Miller(3).........  2000 132,588     --                       35,00                 8,664(5)
 Former Chief Operating   1999 136,442     --                         --                    500(4)
 Officer                  1998 127,695     --                      16,316                   498(4)

Steven Cohen............  2000 134,968   7,000                     15,000                   243(4)
 Vice President, Human    1999 134,432     --                         --                    481(4)
 Resources                1998 122,812     --        43,200(6)     21,637                   462(4)

Wendy Beck(7)...........  2000 122,670   7,000                     15,000                   222(4)
 Chief Financial Officer  1999 113,587     --                         --                    144(4)
                          1998  97,345     --                      13,113                   108(4)

Adam Noyes..............  2000 107,984   7,000                     15,000                 2,190(8)
 Vice President,          1999  91,006     --                         --                    179(4)
 Purchasing and           1998  66,226     --                       7,288                 6,731(9)
 Operations

Keith Sirois............  2000 110,354   7,000                     15,000                 6,096(10)
 Vice President of        1999  84,432     --                         --                  3,249(11)
 Franchise Operations     1998  70,361     --                       1,666                 3,865(12)

--------
 (1) Mr. Dorsch was appointed as our Chief Executive Officer on December 14,
     1999.
 (2) Consisting of automobile allowance ($9,849) and term life insurance premiums ($396)
 (3) In September 2000, Mr. Miller resigned as Chief Operating Officer.
 (4) Consisting of term life insurance premiums.
 (5) Consisting of severance pay ($8,615) and term life insurance premiums
     ($49).
 (6) Consisting of relocation expenses paid.
 (7) On July 13, 2001, Ms. Beck resigned as Chief Financial Officer.
 (8) Consisting of automobile allowance ($1,989) and term life insurance premiums ($201).
 (9) Consisting of automobile allowance ($6,600) and term life insurance premiums ($131).
(10) Consisting of automobile allowance ($5,893) and term life insurance premiums ($203).
(11) Consisting of automobile allowance ($3,090) and term life insurance premiums ($159).
(12) Consisting of automobile allowance ($3,727) and term life insurance premiums ($138).

Employment Agreements

   Effective November 20, 2000, we entered into an employment agreement with Daniel J. Dorsch, pursuant to which Mr. Dorsch serves as our Chief Executive Officer and as a Director. This agreement amended the

1999 employment agreement that we entered into with Mr. Dorsch. Under the terms of the November, 2000 employment agreement, we loaned $100,000 to Mr. Dorsch towards the exercise of the 100,000 stock options granted to him pursuant to the 1999 employment agreement at an exercise price of $1.28 per share. The loan, which bears interest at 5%, is payable by Mr. Dorsch in three equal principal installments, beginning on January 1, 2002. Mr. Dorsch's term of employment is for three years, subject to renewal by us for one-year periods thereafter, at an annual base salary of $440,000. In each successive year of the term, the base salary shall be increased by 5% over the prior year's base salary. Mr. Dorsch is also entitled to participate in our incentive bonus plans whereby Mr. Dorsch may be entitled to receive a bonus of up to 50% of his base salary, payable 50% in cash and 50% in our common stock. Mr. Dorsch is also entitled to participate in our benefit plans. Upon execution of the November, 2000 employment agreement, Mr. Dorsch was granted an option to purchase 400,000 shares of our common stock, which shall fully vest on November 20, 2003. Mr. Dorsch may be terminated at any time for cause. If Mr. Dorsch is terminated without cause, he will be entitled to receive his base annual salary, and any earned unpaid bonus, through the unexpired terms of the agreement, payable in a lump sum or as directed by Mr. Dorsch. Cause is defined as (i) a material default or breach under the agreement, (ii) the willful and habitual failure to perform duties under the agreement or corporate policies, or (iii) misconduct, dishonesty, insubordination or other act that has a direct substantial and adverse effect on our reputation or our relationships with our customers or employees.

Option Grants in Fiscal Year 2000

   The following table sets forth information regarding options granted to the named executive officers during fiscal year 2000 pursuant to our stock option plans:


                                       Individual Grants
                         ----------------------------------------------     Potential
                                    % of Total                          Realizable Rates
                         Number of    Options                            of Stock Price
                         Securities Granted to  Exercise                Appreciation for
                         Underlying  Employees   or Base                 Option Term(1)
                          Options       in        Price    Expiration   -----------------
          Name           Granted(#) Fiscal Year ($/Share)     Date       5%($)   10%($)
          ----           ---------- ----------- --------- ------------- ------- ---------
Daniel J. Dorsch........   25,000      16.7%     1.9375   04/10/2010(2) 114,452   210,937
                           75,000      5.00%      2.125   06/01/2010(3) 100,230   254,663
                          200,000     13.34%       5.00   11/20/2010(4) 303,116 1,074,994
                          200,000     13.34%       6.00   11/20/2010(4) 103,116   874,994

David Miller............   35,000      2.30%      2.125   06/01/2010(5)  46,774   118,535

Steven Cohen............   15,000      1.00%      2.125   06/01/2010(3)  20,046    50,801

Wendy Beck..............   15,000      1.00%      2.125   06/01/2010(3)  20,046    50,801

Adam Noyes..............   15,000      1.00%      2.125   06/01/2010(3)  20,046    50,801

Keith Sirois............   15,000      1.00%      2.125   06/01/2010(3)  20,046    50,801

--------
(1) The 5% and 10% assumed annual rates of stock price appreciated are provided in compliance with Regulation S-K under the Exchange Act. We do not necessarily believe that these appreciation calculations are indications of annual future stock option values or that the price of our common stock will appreciate at such rates.
(2) These options vested on April 10, 2000.
(3) One third of these options will vest on June 1, 2001, 2002 and 2003, respectively.
(4) These options will vest on November 20, 2003.
(5) None of these options vested prior to the termination of Mr. Miller's employment.

Aggregated Option Exercises in Fiscal Year 2000 and Fiscal Year End Option
Values

   Set forth below is information with respect to our common stock options exercised by the named executive officers during fiscal year 2000 and the number and value of unexercised stock options held by such executives at the end of the fiscal year.

                                                                           Value of Unexercised In-
                                                   Number of Unexercised   the Money Options at FY-
                           Shares                  Options at FY-End(#)            End($)(1)
                         Acquired on    Value    ------------------------- -------------------------
          Name           Exercise(#) Realized(2) Exercisable/Unexercisable Exercisable/Unexercisable
          ----           ----------- ----------- ------------------------- -------------------------
Daniel J. Dorsch........   100,000     290,630        25,000/475,000            $43,750/117,180

David Miller............       --          --              0/0                       $0/0

Steven Cohen............       --          --         14,424/22,213              $1,880/24,378

Wendy Beck..............       --          --         10,425/17,661              $1,128/24,002

Adam Noyes..............       --          --          3,121/16,042                  $0/23,438

Keith Sirois............       --          --            555/15,278                  $0/23,438

--------
(1) Based upon the difference between the exercise price and closing price of our common stock as reported on the NASDAQ National Market on January 1, 2001 of $3.6875.
(2) Based upon the difference between the exercise price and the closing price of our common stock as reported on the NASDAQ National Market on the date exercised of $4.1875.

                         REPORT OF THE AUDIT COMMITTEE

   The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

   During fiscal year 2000, the Audit Committee of the Board of Directors updated its charter for the Committee, which was approved by the full Board. The complete text of the new charter, which reflects standards set forth in the new SEC regulations and NASDAQ Exchange rules, it reproduced in the appendix to this proxy statement as Appendix A.

   As set forth in more detail in the charter, the Audit Committee's primary responsibilities fall into three (3) broad categories:

     first, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's independent auditors about its annual financial statements and key accounting and reporting matters;

     second, the Committee is responsible for matters concerning the relationship between the Company and its independent auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

     third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program.

   The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met twice during fiscal year 2000.

   In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting and reporting matters. Management advised the Committee that the financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

   With respect to the Company's independent auditors, the Committee, among other things, discussed with KPMG LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

   On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 2001, for filing with the Securities and Exchange Commission.

                                          Members of the Audit Committee

                                          /s/ David Gotterer, Chairman
                                          /s/ Ronald Maggard
                                          /s/ Clarence V. McKee

                      REPORT OF THE COMPENSATION COMMITTEE

   The following Report was prepared by the members of our compensation committee at the end of fiscal year 2000.

   Annual compensation for all of our executive officers is determined by the compensation committee of our Board of Directors, subject to the terms of any applicable employment agreement negotiated between us and an executive officer. During fiscal year 2000, annual compensation was set with the intent of reasonably compensating the executive officers including the Chief Executive Officer, in line with industry norms, based upon the committee members' subjective evaluation of each officer and his respective assigned responsibilities and individual performance. The committee also considered growth of the company, earnings of the company and increases in the cost of living.

   During fiscal year 2000, awards of stock options under our 1991 Stock Option Plan to all executive officers, including the Chief Executive Officer, and other employees of the company were made at the discretion of the members of the committee (although options granted to the Chief Executive Officer were approved by the full Board) pursuant to the terms of the plan. In determining awards under the plan, the committee makes a subjective evaluation of individual responsibilities, past and anticipated potential individual productivity and performance and past and anticipated contributions to the profitability of the company, both direct and indirect. The committee does not give particular weight to a specific factor or use a formula in determining awards under the plan. While not required under the terms of the plan, all existing stock options were granted with an exercise price at least equal to the market value of the stock at the time of the grant and generally include vesting periods which the committee believed would encourage the employee to remain with the company. The benefits derived from each stock option granted under the plan is directly attributable to a future increase in the value of the company's common stock.

   Effective December 14, 1999, Daniel J. Dorsch became our President and Chief Executive Officer. In addition, Mr. Dorsch was elected as a director in December 1999. Under the terms of Mr. Dorsch's 1999 employment agreement, Mr. Dorsch received a base salary of $200,000 per year. This agreement was terminated upon the execution of a new employment agreement with Mr. Dorsch, effective November 20, 2000, pursuant to which Mr. Dorsch receives a base salary of $440,000 per year. Mr. Dorsch is also eligible to participate in the same executive compensation plans available to our other senior executives. In determining Mr. Dorsch's compensation, the compensation committee applied the policies described above and considered other factors as well, such as Mr. Dorsch's previous work experience and position of responsibility and authority. The committee also determined to grant him options to purchase 400,000 shares of the Company's common stock.

   We are required to disclose our policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for the purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal year 2000 will exceed the $1 million limit per officer. Our 1991 Stock Option Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                          COMPENSATION COMMITTEE MEMBERS

                                          /s/ William P. Foley, II
                                          /s/ Willie D. Davis
                                          /s/ Peter C. O'Hara

                              [PERFORMANCE GRAPH]

                                       1995   1996   1997   1998   1999   2000
                                     ------- ------ ------ ------ ------ ------
Checkers Drive In Restaurants, Inc...$100.00 145.45  81.82  30.30  17.17  29.80
S&P 500 Index........................ 100.00 123.25 164.38 211.07 253.87 225.81
Peer Group........................... 100.00  97.20  82.50  73.70  59.10  86.80
--------
(1) The foregoing graph assumes $100 invested on December 29, 1995, in the Company, the S&P 500 Index and U.S. companies listed on the NASDAQ with standard industry classification (SIC) codes 5800-5899 (Eating and drinking places).
(2) Total return is adjusted for a one-for-12 reverse stock split of the Company's common stock in August 1999, and assumes reinvestment of any dividends for all companies.
(3) The peer group consists of U.S. companies listed on the NASDAQ with standard industry classification (SIC) codes 5800-5899 (Eating and drinking places).

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors is responsible for executive compensation decisions. During fiscal year 2000, the committee was comprised of Messrs. Foley, Davis and O'Hara. Mr. Foley is chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. and Chairman of the Board of both Santa Barbara Restaurant Group, Inc. and CKE Restaurants, Inc. which, as of March 26, 2001, beneficially owned approximately 1.6%, 0.0%, and 13.6%, respectively, of the outstanding shares, or warrants to purchase shares, of our common stock.

   On July 1, 1996, the Company entered into a ten-year operating agreement with Carl Karcher Enterprises, Inc., the subsidiary of CKE that operates the Carl's Jr. restaurant chain. Pursuant to the agreement, CKE began operating 29 Rally's owned restaurants located in California and Arizona, two of which were converted to a Carl's Jr. format. Including closures from prior periods, there are 23 remaining restaurants as of January 1,

2001 operating under the agreement. Such agreement is cancelable after an initial five-year period, or July 1, 2001, at the discretion of CKE. A portion of these restaurants, at the discretion of CKE, will be converted to the Carl's Jr. format. The agreement was approved by a majority of the independent Directors of the Company. Prior to the agreement, the Company's independent Directors had received an opinion as to the fairness of the agreement, from a financial point of view, from an investment banking firm of national standing. Under the terms of the operating agreement, CKE is responsible for any conversion costs associated with transforming restaurants to the Carl's Jr. format, as well as, the operating expenses of all the restaurants. The Company retains ownership of all the restaurants, two of which are Carl's Jrs. and is entitled to receive a percentage of gross revenues generated by each restaurant. In the event of a sale, by the Company, of any of the restaurants, the Company and CKE would share in the proceeds based upon the relative value of their respective capital investments in such restaurant.

   On July 2, 2001, we repossessed and began operating eighteen Rally's restaurants in California and three Rally's restaurants in Arizona. These restaurants were previously operated by CKE Restaurants, Inc.

   On November 22, 1996, we entered into an Amended and Restated Credit Agreement with CKE as agent for CKE Restaurants, Inc., Fidelity National Financial, Inc., C. Thomas Thompson, William P. Foley, II, Burt Sugarman and KCC Delaware Company, a wholly owned subsidiary of Giant Group, Ltd. Pursuant to the Restated Credit Agreement, our primary debt aggregating approximately $35.8 million principal amount, which had been acquired by these lenders on November 14, 1996, was restructured by, among other things, extending its maturity by one year to July 1999, fixing the interest rate at 13.0% per annum, eliminating or relaxing certain covenants, delaying scheduled principal payments until May 19, 1997 and eliminating $6.0 million in restructuring fees and charges. In connection with the restructuring, we issued warrants to the Lenders to purchase an aggregate of 20 million shares of common stock at an exercise price of $0.75 per share, the approximate market price of our common stock on the day prior to the announcement of the acquisition of our debt by the Lenders. The Lenders specified above received warrants in the following amounts: CKE, 7,350,428; Fidelity, 2,108,262; C. Thomas Thompson, 28,490; William P. Foley, II, 854,700; Burt Sugarman, 712,250; and KCC Delaware Company, 2,849,002. The Lenders also received certain piggyback and demand registration rights with respect to the shares of common stock underlying their warrants.

   Beginning in September 1999 the Company engaged Peter O'Hara, one of its current Directors, to provide consulting services at a monthly fee of $10,000. Mr. O'Hara discontinued these services in June 2000. Fees for 2000 and 1999 totaled $60,000 and $40,000, respectively.

   We shared certain officers and directors with Santa Barbara Restaurant Group, Inc. (Santa Barbara) beginning in 1999 through September 2000. We paid $274,338 and $104,408 to Santa Barbara for salary payments to shared officers made on our behalf. During 2000, Mr. Foley was the chairman of the Board of Directors for both Santa Barbara and Checkers Drive-In restaurants, Inc.

                              INDEPENDENT AUDITORS

   The Company has engaged KPMG LLP as its independent auditors since becoming a publicly traded company. KPMG LLP reported on the consolidated financial statements of the Company for the fiscal year ended January 1, 2001 and it is currently anticipated that KPMG LLP will be selected by the Board of Directors to audit and report on the financial statements of the Company for the year ending December 31, 2001.

   Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended January 1, 2001 (the "2000 fiscal year") and the reviews of the financial statements included in the Company's Form 10-Q's for the 2000 fiscal year totaled $240,000.

   Financial Information Systems Design and Implementation Fees. There were no fees billed for professional services related to financial information systems design and implementation by KPMG LLP for the 2000 fiscal year.

   All Other Fees. The aggregate fees billed for services rendered by KPMG LLP, other than for audit and information technology services, described in the preceding two paragraphs, totaled $37,480 for fiscal 2000. These other fees were primarily for statutory audits and other regulatory compliance reporting.

                                 PROPOSAL NO. 2

                APPROVAL OF THE COMPANY'S 2001 STOCK OPTION PLAN

GENERAL

   The Company's shareholders are being asked to approve the adoption of the Company's 2001 Stock Option Plan which will replace the Company's 1991 Stock Option Plan (the "1991 Plan"). The Company's proposed 2001 Stock Option Plan (the "2001 Plan") would act as a successor to the 1991 Plan. Capitalized terms used in this Proposal No. 2 shall have the same meaning as in the 2001 Plan unless otherwise indicated. A complete copy of the 2001 Plan is included in the appendix as Appendix B.

   The Company's shareholders previously approved the issuance of up to 1,500,000 shares under the 1991 Plan. As of the date of this Proxy Statement, a total of 301,087 options have been granted under the 1991 Plan. Under the terms of the 1991 Plan, no awards may be made after September 2001. A total of 1,500,000 shares will be available for future awards under the Company's 2001 Plan if approved by the shareholders. The Board of Directors recommends a vote for the adoption of the 2001 Plan.

DESCRIPTION OF THE 2001 OPTION PLAN

   General. The purposes of the 2001 Plan are to attract and retain the best available individuals for positions of substantial responsibility, to provide additional incentives to such individuals and to promote the success of the Company's business by aligning the financial interests of those individuals that receive awards under the Plan with long term shareholder value. Under the terms of the 2001 Plan, the Company will be authorized to grant stock options, stock awards and stock appreciation rights. Options granted under the 2001 Plan may be either "incentive stock options", as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options.

   Administration. The 2001 Plan will be administered by the Board of Directors, unless the Board appoints a committee to administer the Plan. In the event that the Board appoints a committee to administer the 2001 Plan, the committee will consist of at least two members that serve on the Compensation Committee of the

Board. The Committee shall be constituted in such a manner to satisfy applicable laws that govern the issuance of grants to officers and employee directors of the Company, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

   New Plan Benefits. The 2001 Plan will serve as a successor to the 1991 Plan and authorizes a maximum of 1,500,000 shares to be granted as options under the 2001 Plan. The 1991 Plan also authorized a maximum of 1,500,000 shares to be issued. Because no additional awards may be made under the 1991 Plan after September 2001, the 2001 Plan will contain the same maximum share limitation set forth in the 1991 Plan. Future benefits granted under the 2001 Plan will depend upon the Board's actions and fair market value of the Company's common stock at various future dates. As a result, it is not possible to determine the benefits that will be received by Company officers and other employees if the 2001 Plan is approved by the shareholders.

   The Board has full power and authority to interpret the Plan, select the recipients of options, restricted stock grants and stock appreciation rights, determine and authorize the type, terms and conditions of, including vesting provisions, grants under the Plan and to adopt, amend and rescind rules relating to the Plan.

   Eligibility. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Board will have sole discretion to determine which employees will receive options under the 2001 Plan and the timing and amount of any options granted. The Board may grant options pursuant to the 2001 Plan which are intended to meet the requirements of incentive stock options ("ISOs"), as defined in Section 422 of the Code, or options not intended to be ISOs ("Non-Qualified Options"). In addition, the Company may issue stock appreciation rights ("SARs") pursuant to the 2001 Plan. SARs are issued in tandem with options and once exercised require payment by the Company of an amount equal to excess of the Fair Market Value of the Company's Common Stock on the date of exercise over the exercise price of the option that was granted in tandem with the SAR. Payment can be made by the Company in either cash or stock, or partly in cash or stock. The Board, in its discretion, will select the individuals to whom options, stock awards and stock appreciation rights will be granted, the time or times at which such awards are granted, and the number of shares subject to each grant.

   Shares Subject to the Stock Plan. The maximum number of shares of the Company's Common Stock which may be awarded and issued under the 2001 Plan shall not exceed 1,500,000 shares. The maximum aggregate number of shares of the Company's Common Stock which may be issued under the 2001 Plan include shares which are issued upon exercise of SARs and which may be granted as Restricted Shares. The shares available under the 2001 Plan also include issued shares of the Company's Common Stock which may be reacquired by the Company from time to time. If any option expires or terminates for any reason without having been exercised in full, the unexercised shares subject to the option will again become available for issuance under the 2001 Plan. In addition, any Restricted Shares which are forfeited will also become available for future issuance under the Plan.

   Limitations. The total number of shares with respect to which options may be granted to any employee during any one fiscal year may not exceed 300,000 shares. As to ISOs, the Code limits the maximum aggregate value of the Company's common stock for which ISOs may become exercisable in any one calendar year to $100,000 for any employee. With respect to SARs, the number of SARs which may be exercised for cash, or partly for cash and partly for shares of Common Stock may not exceed 20% of the aggregate number of shares of Common Stock originally subject to the related tandem option, unless the Board determines otherwise.

   Terms and Conditions of Awards. Each award that is granted by the Board under the 2001 Plan will be evidenced by an award or grant agreement between the Company and the individual awardee and is subject to the following terms and conditions:

   Term of Options. The term of an option is determined by the Board, but may not exceed ten years from the date of grant if the Company grants an ISO. An ISO must be exercised by the awardee either during employment or within three months of termination of employment.

   Exercise Price. The Board has the discretion to determine the exercise price of any option granted under the 2001 Plan, although in the case of an ISO the price may not be less than 100% of the fair market value of the Company's Common Stock at the time of grant, as determined by the closing price of the Company's Common Stock on the NASDAQ National Market on such date. No ISO may be granted under the 2001 Plan to any individual that owns stock representing more than 10% of the combined voting power of the Company or any subsidiary, unless the term of the option does not exceed five years and the exercise price of the option is not less than 110% of the fair market value of the Company's Common Stock on the date the option is granted.

   Other Provisions. An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2001 Plan, as may be determined by the Board.

   Stock Awards. The Board may grant Restricted Shares or SARs in tandem with other awards under the 2001 Plan. Unless the Board determines otherwise, any Restricted Shares will provide that any non-vested stock is forfeited back to the Company upon the awardee's termination of employment for any reason. The forfeiture provisions for the non-vested Restricted Shares will lapse at a rate determined by the Board in each individual Restricted Shares Agreement.

   Stock Appreciation Rights. Stock appreciation rights may be granted only in tandem with other awards under the 2001 Plan. Each SAR shall be exercisable only at the same time and to the same extent that the related option is exercisable, and in no event may be exercised after termination or exercise of the related option. No SAR may be exercised within a period of 6 months after the date of grant of the SAR. Upon exercise of the SAR, the awardee will be entitled to receive from the Company consideration equal in value to the excess of the fair market value of the Company's Common Stock as of the date of exercise of the SAR with respect to which such SAR has been exercised over the option price per share of the Company's Common Stock subject to the related option. Upon exercise of an SAR, the awardee may specify the form of consideration to be received which shall be paid in the form of shares of the Company's Common Stock valued at the fair market value of such stock on the date of exercise of the SAR, or in cash, or partly in cash and partly in shares of the Company's Common Stock. Under the terms of the 2001 Plan, the Board reserves the sole right to disapprove the form of payment requested by the awardee of a SAR and instead authorize payment in the form of the Company's Common Stock, or in cash, or partly in cash and partly in shares of the Company's Common Stock.

   Adjustments upon Changes in Capitalization, Merger or Sale of Assets. In the event that the Company's Common Stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in the Company's capital structure effected without the receipt of consideration, appropriate adjustment shall be made in the number and class of shares of stock subject to the 2001 Plan, the number and class of shares of stock subject to any award outstanding under the 2001 Plan, and the exercise price for shares subject to any outstanding award.

   Amendment and Termination of the 2001 Plan. The Board may at anytime amend, suspend or terminate the 2001 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein, the Company shall obtain shareholder approval of any such amendment to the 2001 Plan in such manner and to such a degree as required. In addition, shareholder approval is required for any amendment to the 2001 Plan that would do any of the following:

     (i) increase the number of shares subject to the 2001 Plan (excluding
     increases due to changes in   capitalization of the Company);

     (ii) materially modify the requirements as to eligibility for participation in the 2001 Plan;

     (iii) materially increase the benefits accruing to participants under the 2001 Plan;

     (iv) increase the number of shares with respect to which options may be
     granted to any awardee   (excluding increases due to changes in
     capitalization of the Company); or

     (v) allow the creation of additional types of awards, permit decreasing
     the exercise price of any   option outstanding under the 2001 Plan, or
     change any of the provisions of the section of the   2001 Plan relating
     to amending the 2001 Plan.

                        CERTAIN FEDERAL TAX CONSEQUENCES

   The following summarizes only the federal income tax consequences of options, Restricted Shares and SARs granted under the 2001 Plan. Federal income tax consequences to the Company and its employees of awards under the 2001 Plan are complex and subject to change. In addition, state and local tax consequences may differ for each individual that receives an award under the 2001 Plan. Recipients of awards under the 2001 Plan should consult their own tax advisors to determine the specific tax consequences which will affect the option or award that has been granted by the Company.

   Non-Qualified Stock Options. The grant of a Non-Qualified Stock Option under the 2001 Plan will not result in any federal income tax consequences to the awardee or to the Company. Upon exercise of a Non-Qualified Stock Option, the grantee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction equal to the amount of the income recognized by the awardee. Any gain or loss on the awardee's subsequent disposition of the Company's Common Stock will receive long or short term capital gain or loss treatment, depending on whether the Common Stock has been held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. The awardee's basis for determining gain or loss upon the subsequent disposition of the Company "s Common Stock acquired upon the exercise of a Non-Qualified Stock Option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

   Incentive Stock Options. The grant of a ISO under the 2001 Plan will not result in any federal income tax consequences to the awardee or to the Company. An awardee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of the Company's Common Stock acquired upon exercise of an ISO, the tax consequences will depend upon how long the awardee has held the Company's Common Stock. If the awardee does not dispose of the Common Stock within two years after the date that the ISO was granted, nor within one year after the ISO was exercised and Common Stock purchased, the awardee will recognize long term capital gain (or loss) equal to the difference between the sale price of the Common Stock and the exercise price of such option. If the awardee complies with these holding periods, the Company will not be entitled to any tax deduction.

   If the awardee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition of the Common Stock (a "Disqualifying Disposition"). The amount of such ordinary income generally is equal to the lesser of (i) the difference between the amount realized on disposition of the Common Stock and the exercise price, or
(ii) the difference between the fair market value of the Common Stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as long or short term capital gain, depending on whether the Common Stock was held for more than one year. The Company, in the year of the Disqualifying Disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the awardee. In the event of a Disqualifying Disposition, the Company may withhold income taxes from the awardee's compensation with respect to the ordinary income realized by the awardee as a result of the Disqualifying Disposition.

   The exercise of an ISO may subject the awardee to alternative minimum tax liability. The excess of the fair market value of the Common Stock at the time an ISO is exercised over the purchase price of the Common

Stock is included in income for purposes of the alternative minimum tax calculation even though it is not included in taxable income for purposes of determining the regular tax liability of the employee. As a result, the awardee may be obligated to pay alternative minimum tax in the year that he or she exercises an ISO.

   In general, there will be no federal income tax deduction allowed to the Company upon the grant, exercise, or termination of an ISO. In the event the awardee sells or otherwise disposes of Common Stock received on the exercise of an ISO in a Disqualifying Disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the awardee upon disposition of the Common Stock, provided that the deduction is not otherwise disallowed under the Code.

   Restricted Shares. Any grant of Restricted Shares under the 2001 Plan will subject the awardee to ordinary compensation income on the difference between the amount paid for such Restricted Shares and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income deduction equal to the amount of the income recognized by the awardee. Any gain or loss on the awardee's subsequent disposition of the Common Stock will receive long or short term capital gain or loss treatment depending on whether the Common Stock is held for more than one year and depending on how long the shares have been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

   The recipient of a Restricted Shares grant may make an election under the Code to recognize as ordinary compensation income in the year that the Restricted Shares are granted an amount equal to the spread between the amount paid for such Restricted Shares and the fair market value on the date of the issuance of such shares. If such an election is made, the recipient of the Restricted Share grant recognizes no further amounts of ordinary compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short term capital gain. This Section 83(b) election must be made within thirty days from the date that the Restricted Shares are issued. If the Restricted Shares are non-vested when they are received under the 2001 Plan, the awardee will generally not recognize income until the shares become vested. The awardee's basis for determining gain or loss upon subsequent disposition of any Common Stock acquired will be the amount paid for such shares plus any ordinary income recognized when the Restricted Shares are received or when such shares become vested.

   In the year that the awardee of Restricted Shares recognizes ordinary taxable income because of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the awardee is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

   Stock Appreciation Rights. As discussed above, the Company may grant tandem SARs under the 2001 Plan. With respect to a tandem SAR, if the awardee elects to surrender the underlying option exchange of cash or stock equal to the appreciation inherent in the underlying option, the employee will recognize ordinary compensation income equal to the excess of the fair market value of the Common Stock on the day it is received over any amounts paid by the awardee for the Common Stock. If the employee elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a non-qualified stock option. As a result, the employee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price of the option.

   In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a SAR. Upon the exercise of an SAR, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the awardee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

                                 PROPOSAL NO. 3

                  RATIFICATION AND APPROVAL OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Company has engaged the firm of KPMG LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has appointed KPMG LLP to report upon its financial statements for the fiscal year ending December 31, 2001, subject to ratification of such appointment by the stockholders at the Meeting. Stockholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote "FOR" such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

                                 OTHER BUSINESS

   Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 2002 ANNUAL MEETING

   The Board of Directors requests that any stockholder proposals intended for presentation at the 2002 Annual Meeting be submitted to Brian Doster, Secretary, in writing no later than April 10, 2002, for consideration for inclusion in the Company's proxy materials for such meeting.

   The Company's By-Laws require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders' meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting us given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

   A stockholder's notice with respect to a director nomination must set forth
(i) certain information about the nominee, (ii) the consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made,
(vi) a representation that such stockholder persons named, and (vii) certain other information.

   The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

                           ANNUAL REPORT ON FORM 10-K

   THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 1, 2001, AS AMENDED, INCLUDING THE FINANCIAL STATEMENTS AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 26, 2001. WRITTEN REQUESTS, ACCOMPANIED BY A GOOD FAITH REPRESENTATION THAT, AS OF AUGUST 23, 2001, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK, SHOULD BE DIRECTED TO CHECKERS DRIVE-IN RESTAURANTS, INC., 14255 49th STREET NORTH, BUILDING 1, CLEARWATER, FL 33762, ATTENTION: CORPORATE SECRETARY (after August 24, 2001, such request should be addressed to 4300 West Cypress Street, Suite 600, Tampa, Florida 33607).

                                          By Order of the Board of Directors,

                                          /s/ Brian R. Doster
                                              BRIAN R. DOSTER
                                              Secretary

Dated: August 3, 2001

                                                                     APPENDIX A

                                    CHARTER

              CHECKERS DRIVE-IN RESTAURANTS, INC. AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

   RESOLVED, that the Committee, know as the Audit Committee, established by the Board of Directors on September 1, 1991, shall henceforth consist of no less than three, nor more than seven members of the Board of Directors. The members shall not be officers or employees of the Company or of any of its subsidiaries. They will be independent of management and free from material business relationships that might interfere with the exercise of independent judgement as committee members. The members of the Audit Committee shall be appointed by the Chairman of the Board subject to ratification by the Board of Directors.

   Acting as a Committee of the Board of Directors, and meeting at least quarterly, the broad functions of the Audit Committee are:

     1. To ensure the Company's internal controls, audits, and the overall control environment are sufficient to protect the stockholder's resources. To oversee the quality, integrity, objectivity, accuracy, and security of the Company's financial reporting and data processing.

     2. To serve as an informed voice on the Board of Directors in support of the accounting and auditing groups of the company in their responsibilities for the control and reporting of all financial transactions.

     3. To provide a direct channel of communication to the Board for the independent auditors, internal auditors, Senior Vice President, Chief Financial Officer and other concerned individuals.

   Specific duties of the Audit Committee include:

     1. To recommend the independent auditors for the annual audit of the Company. Nomination of the independent auditors shall be by the Board of Directors and approved by the stockholders at the annual meeting. To review and approve management plans for any significant engagements of the independent auditors for management consulting services.

     2. To review with independent auditors and the internal auditors the scope of their respective audits. The Committee may request supplemental review or other audit procedures as the Committee deems necessary.

     3. To review the Company's standards for business conduct, internal controls, internal audit procedures, the process of assessing risk of fraudulent financial reporting, detection of major control weaknesses, and related corrective actions with senior management and when necessary, with the Board of Directors.

     4. To review scope, coverage and results of pension plan audits with senior management. Pension plan controls will be reviewed to ensure any weaknesses receive appropriate follow-up and corrective actions.

     5. To meet at least annually, without management present, with the Company's independent auditors to discuss the Company's cooperation with the independent auditors and other matters as deemed appropriate.

     6. To approve any proposed significant changes in accounting methods to be used by the Company.

     7. To review the amounts of goodwill and other intangibles to be carried on the Company's financial statements and make appropriate recommendations to the Board of Directors.

     8. To review the expenses and perquisites of Company officers and directors who constitute the insider group for SEC reporting.

     9. To review, in conjunction with the full Board, the financial statements, footnotes and statistics of the Annual Report.

     10. To periodically review the quality and depth of staffing in the Company's auditing, accounting, information services, and financial departments.

     11. To review the fees charged for services performed by the independent auditors.

     12. To issue reports, at least annually, covering the findings and recommendations of the Committee to the Board of Directors and to the stockholders.

     13. To review summaries of the independent auditors' management letters.

     14. To carry out any specific assignments or investigation designated by the Board of Directors or the Chief Executive Officer.

                                                                      APPENDIX B

                      CHECKERS DRIVE-IN RESTAURANTS, INC.
                             2001 STOCK OPTION PLAN

   1. PURPOSE OF THE PLAN. Checkers Drive-In Restaurants, Inc., a Delaware corporation ("Company"), hereby adopts this 1991 Stock Option Plan ("Plan") providing for the granting of stock options, stock appreciation rights and restricted shares to salaried employees (including officers) of the Company and any Subsidiaries (as hereinafter defined). The general purpose of the Plan is to promote the interests of the Company and its stockholders by providing to employees of the Company and any subsidiaries additional incentives to continue and to increase their efforts with respect to, and to remain in the employ of, the Company or any Subsidiaries.

   2. CERTAIN DEFINITIONS. In addition to the words and terms elsewhere defined in this Plan, certain capitalized words and terms used in this Plan shall have the meanings given to them by the definitions and descriptions in this Section
2. Unless the context or use indicates another or different meaning or intent, then such definition shall be equally applicable to both the singular and plural forms of any of the capitalized words and terms herein defined. The following words and terms are defined terms under this Plan:

     2.1 Amendment Approval means the approval of holders of the Common Stock in the Company's Proxy Statement dated July 31, 2001.

     2.2 Award means grants of an Option, SAR and/or Restricted Shares under this Plan.

     2.3 Board means the Board of Directors of the Company.

     2.4 Cash Award means the amount of cash, if any, to be paid to an employee pursuant to Section 7.4 hereof.

     2.5 Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

     2.6 Committee means the Committee of the Board appointed pursuant to
  Section 4 hereof.

     2.7 Common Stock means the Common Stock, par value $.001 per share, of the Company.

     2.8 Company means Checkers Drive-In Restaurants, Inc., a Delaware corporation.

     2.9 Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.

     2.10 Exercise Periods shall have the meaning ascribed thereto in Section
  6.5 hereof.

     2.11 Fair Market Value of a share of Common Stock shall mean the average of the reported closing bid and asked prices of a share of Common Stock as reported on a national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), or the over-the-counter market as reported by NASDAQ or as furnished by a broker-dealer regularly making a market in the Common Stock as selected by the Board, as the case may be; provided that the Fair Market Value of a share of Common Stock under the Exchange Act shall be deemed to be no greater than the price to the public as indicated on the cover page of the final prospectus relating to the initial public offering of shares of Common Stock.

     2.12 Holder means an employee of the Company or a Subsidiary who has received an Award under this Plan.

     2.13 ISO means an incentive stock option within the meaning of Section 422A(b), or any successor section, of the Code.

     2.14 Maturity Value means, unless the Board shall determine otherwise, the average of the Fair Market Value of a share of Common Stock for a period of 60 consecutive trading days ending on the Valuation Date with respect to each award of Restricted Shares, or if the Valuation Date is not a trading day, the 60 consecutive trading days prior thereto.

     2.15 Nonqualified Stock Option means a stock option that does not qualify as an ISO.

     2.16 Option means any option granted under this Plan.

     2.17 Plan means this 2001 Stock Option Plan of the Company.

     2.18 Restricted Shares means shares of Common Stock awarded to an employee of the Company or a Subsidiary pursuant to Section 7 hereof.

     2.19 Restricted Share Agreement means the agreement specified in Section 12 hereof.

     2.20 Restricted Period means a period of time beginning on the date of each award of Restricted Shares and ending on the Valuation Date with respect to each such award.

     2.21 Retained Distribution means distributions with respect to Restricted Shares that are retained by the Company pursuant to Section 7.3 hereof.

     2.22 SARs shall mean stock appreciation rights as defined in Section 6.5 hereof.

     2.23 SEC means the Securities and Exchange Commission.

     2.24 Stock Option Agreement means the agreement specified in Section 12 hereof.

     2.25 Subsidiary means any present or future subsidiary of the Company as such term is defined in Section 425, or any successor section, of the Code.

     2.26 Total Disability means a permanent and total disability as defined in Section 22(e)(3) of the Code.

     2.27 Valuation Date with respect to any Restricted Shares awarded hereunder means the date designated in the Restricted Shares Agreement with respect to each award of Restricted Shares pursuant to Section 7.1 hereof.

   3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13 hereof and this Section 3, the maximum aggregate number of shares of Common Stock which may be issued upon exercise of Options and SARs and which may be granted as Restricted Shares under the Plan shall be 1,500,000. Such shares may be, in whole or in part, authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Company. If any Option shall expire or terminate for any reason without having been exercised (or without having been considered to have been exercised as provided in Sections 6.5 and 6.6 hereof) in full, the unexercised shares subject thereto shall again be available for purposes of the Plan. In addition, any Restricted Shares which are forfeited by the terms of the Plan or any Restricted Shares Agreement shall again become available for purposes of the Plan.

   4. ADMINISTRATION.

     4.1 Powers. The Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board shall have plenary authority, in its discretion, to grant Options and award Restricted Shares under the Plan and to determine the terms and conditions (which need not be identical), of all Options and Restricted Shares granted or awarded under the Plan, including, without limitation, (i) the purchase price, if any, of each Restricted Share and of each share of Common Stock under an Option,
  (ii) the individuals to whom, and the time or times at which, Options and Restricted Shares shall be granted or awarded, (iii) subject to the provisions of Section 6.7, the number of shares to be subject to each Option or award of Restricted Shares, (iv) whether an Option shall be an ISO or a Nonqualified Stock Option, (v) when an Option can be exercised and whether in whole or in installments, (vi) the time or times and the conditions subject to which Restricted Shares shall become vested and any Cash Awards shall become payable, and (vii) the form, terms and provisions of any Stock Option Agreement and Restricted Shares Agreement evidencing a grant of Options or Awards of Restricted Shares hereunder (which terms may be amended, subject to Section 15 hereof). In making such determinations, the Board may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Board in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determination of the Board on the matters referred to in this Section 4 shall be conclusive.

     4.2 Delegation to Committee. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a Committee of at least two members, who shall be members of the Compensation Committee of the Board (or such other persons as the Board may designate), each of whom shall be a "disinterested person" within the meaning set forth in Rule 16b-3 as promulgated by the SEC under the Exchange Act, or any successor definition adopted by the SEC, and delegate to the Committee the authority of the Board to administer the Plan. Upon such appointment and delegation, the Committee shall have all the powers, privileges and duties of the Board, and shall be substituted for the Board, in the administration of the Plan, except the power to appoint members of the Committee and to terminate, modify or amend the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

   5. ELIGIBILITY. Options and Restricted Shares may be awarded only to salaried employees (including officers), whether or not employed on a full-time basis, of the Company and its Subsidiaries. A director of the Company or of a Subsidiary who is not also an officer or employee of the Company or of one of its Subsidiaries will not be eligible to receive any Awards under the Plan. No ISO shall be granted to any employee who, at the time the ISO is granted, owns (or is considered as owning within the meaning of Section 425(d), or any successor section, of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time the ISO is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the ISO and the ISO by its terms is not exercisable after the expiration of five years from the date it is granted. Awards may be made to employees who hold or have held Options and/or Restricted Shares under this Plan or any other plans of the Company. An employee who has received Awards under this Plan may be granted additional Options and Restricted Shares under this Plan or any other Plan.

   6. OPTIONS.

     6.1 Option Prices. Except as otherwise specifically provided in Section 5 hereof, the purchase price of the Common Stock under each Option shall be determined by the Board, but shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the granting of such Option in the case of each ISO.

     6.2 Term of Options. The term of each Option shall be for such period as the Board shall determine, but not more than ten years from the date of grant in the case of each ISO, and, except as set forth in Section 9 hereof, shall expire upon termination of employment with the Company or any Subsidiary.

     6.3 Exercise of Options. Unless otherwise provided in the Stock Option Agreement, an Option granted under the Plan shall be exercisable in whole, or in part, at any time during the term of the Option.

  Payment shall be made in cash or, unless otherwise provided in the Stock Option Agreement, in whole shares of Common Stock already owned by the Holder of the Option or, unless otherwise provided in the Stock Option Agreement, partly in cash and partly in such Common Stock. Such notice shall state that the Holder of the Option elects to exercise the Option, the number of shares in respect of which it is being exercised and the manner of payment for such shares, and shall either (i) be accompanied by payment of the full purchase price of such shares or (ii) fix a date (not more than 10 business days from the date of exercise) for the payment of the full purchase price of such shares. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Common Stock payments (valued at the Fair Market Value of a share of Common Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form. If certificates representing Common Stock are used to pay all or part of the purchase price of an Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used, and an additional certificate shall be delivered representing any additional shares to which the Holder of the Options is entitled as a result of the exercise of the Option. Except as provided in
  Section 9 hereof, no Option may be exercised at any time unless the Holder thereof is then an employee of the Company or of a Subsidiary. The Holder of an Option shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

     6.4 ISOs. Notwithstanding anything to the contrary contained herein, but subject to Section 8 hereof, in the case of ISOs, the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock covered by ISOs which first become exercisable in any calendar year under the Plan by any individual employee (and under all other plans of the Company or any Subsidiary which provide for the granting of ISOs) shall not exceed $100,000.

     6.5 SARs. The Board may (but shall not be obligated to) grant SARs pursuant to the provisions of this Section 6.5 to the Holder of any Option granted under the Plan (hereinafter in this Section 6.5 called a related Option) with respect to all or a portion of the shares subject to the related Option. A SAR may only be granted concurrently with the grant of the related Option. Subject to the terms and provisions of this Section 6.5, each SAR shall be exercisable only at the same time and to the same extent the related Option is exercisable, and in no event after the termination or exercise of the related Option. Notwithstanding the foregoing, no SAR may be exercised within a period of six months after the date of grant of the SAR. SARs granted under the Plan shall be exercisable in whole or in part by notice to the Company. Such notice shall state that the Holder of the SARs elects to exercise the SARs, the number of shares in respect of which the SARs are being exercised and the form of payment the Holder requests.

     Subject to the terms and provisions of this Section 6.5, upon the exercise of SARs, the Holder thereof shall be entitled to receive from the Company consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value as of the date of exercise of the SARs of each share of Common Stock with respect to which such SARs have been exercised over the option price per share of Common Stock subject to the related Option. Upon the exercise of an SAR, the Holder may specify the form of consideration to be received by such Holder, which shall be in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock as the Holder shall request; provided, however, that the Board in its sole discretion may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock. Any election by the Holder of an SAR to receive cash in full or partial settlement of the SAR, as well as any exercise of an SAR for such cash, shall be made only during the period beginning on the third business day following the date of release of the financial data specified in paragraph (e)(1)(ii) of Rule 16b-3, or any successor thereto, under the Exchange Act and ending on the twelfth business day following such date ("Exercise Period"). Unless the Board determines otherwise, the number of SARs which may be exercised for cash, or partly for cash and partly for shares of Common Stock, during any Exercise Period may not exceed twenty percent of the aggregate number of shares of Common Stock originally subject to the related Option (as such original number, without giving effect to the exercise of any portion of the related Option, shall have been retroactively adjusted by application of the adjustment(s), if any, determined in accordance with Section 13 hereof or the corresponding provisions of any outstanding Stock Option Agreement), but such SARs shall be exercisable only to the extent the related Option is exercisable. For purposes of this Section 6.5, the date of exercise of an SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR, except that, upon exercise during the Exercise Period of an SAR granted in tandem with a Nonqualified Stock Option, the date of exercise of such SAR shall be deemed to be the date during the Exercise Period on which the highest reported closing sales price of share of Common Stock as reported on the Composite Tape occurred and the Fair Market Value of such shares shall be deemed to be such highest report closing sales price.

     Upon the exercise of SARs, the related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such SARs are exercised, and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of Options under the Plan. Upon the exercise or termination of the related Option, the SARs with respect to such related Option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

     The provisions of Sections 4, 6.2 and 9 through 22 of the Plan (to the extent that such provisions are applicable to Options) shall also be applicable to SARs unless the context otherwise requires. The effective date of the grant of a SAR shall be the date on which the Board approves the grant of such SAR. Each grantee of a SAR shall be notified promptly of the grant of a SAR.

     Notwithstanding anything to the contrary contained in this Section 6.5, SARs shall not be exercisable unless at the time of the exercise of an SAR the Holder of the related Option shall then be, directly or indirectly, subject to Section 16(b), or any successor thereto, of the Exchange Act.

     6.6 Nontransferability of Options. No Option shall be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Holder thereof only by such Holder. A breach by the Holder of any of the restrictions, terms or conditions provided in the Plan or in the Holder's Stock Option Agreement will cause the Options covered thereby to be terminated.

     6.7 Number of Shares. The number of shares of Common Stock subject to each Option granted under this Plan shall be as determined by the Board. Notwithstanding the preceding sentence, the total number of shares with respect to which Options (or SARs) may be granted to any employee during any one fiscal year of the Company beginning on or after January 1, 2001, may not exceed 300,000 shares (or such adjusted annual limitation as may be approved by the Board pursuant to Section 13 hereof).

   7. RESTRICTED SHARES.

     7.1 Valuation Date and Price. The Board shall designate a Valuation Date with respect to each award of Restricted Shares and may prescribe restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in this Plan. The Board shall determine the price, if any, to be paid by the Holder for the Restricted Shares.

     7.2 Issuance of Restricted Shares. Restricted Shares, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable

  Restricted Shares Agreement. Such certificates shall be deposited by such Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the applicable Restricted Shares Agreement.

     7.3 Restrictions. Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain all regular cash dividends, and such other distributions as the Board may in its sole discretion designate, paid or distributed on such Restricted Shares and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to such Restricted Shares, with the exception that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period; (iii) other than regular cash dividends and such other distributions as the Board may in its sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares of any Retained Distributions during the Restrictions Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

     7.4 Cash Awards. In connection with any award of Restricted Shares, the Board may authorize the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested; provided, however, that the amount of the cash payment, if any, that a Holder shall be entitled to receive shall not exceed 100% of the aggregate Maturity Value of the Restricted Shares awarded to such Holder hereunder. Such Cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Board and shall be in addition to any other salary, incentive, bonus or other compensation payments which Holder shall be otherwise entitled or eligible to receive from the Company.

     7.5 Completion of Restriction Period. On the Valuation Date with respect to each award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Shares shall become vested, (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, and (iii) any Cash Award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Restricted Shares Agreement. Any such Restricted Shares and Retained Distributions that shall not have become vested shall be forfeited to the Company and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited.

   8. ACCELERATION OF OPTIONS AND RESTRICTED SHARES. Notwithstanding any contrary waiting period or installment period in any Stock Option Agreement or any Restriction Period in any Restricted Shares Agreement or in the Plan, each outstanding Option granted under the Plan shall, except as otherwise provided in the Stock Option Agreement, become exercisable in full for the aggregate number of shares covered thereby, and each Restricted Share, except as otherwise provided in the Restricted Shares Agreement, shall vest unconditionally, in the event (i) the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company, shall approve
(a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the Holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (ii) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by the Company or any Subsidiary) (a) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, and (b) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities), or (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. Any transaction referred to in the foregoing clause (i) is herein called an Approved Transaction, any purchase pursuant to a tender offer or exchange offer or otherwise as described in the foregoing clause (ii) is herein called a Control Purchase and the cessation of individuals constituting a majority of the Board as described in the foregoing clause (iii) is herein called a Board Change. The Stock Option Agreement and Restricted Shares Agreement evidencing Options or Restricted shares granted under the Plan may contain such provisions limiting the acceleration of the exercise of Options and the acceleration of the vesting of Restricted Shares as provided in this
Section 8 as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock or cash received by the Holder from the Company.

   9. TERMINATION OF EMPLOYMENT.

     9.1 Death of Holder. If a Holder shall die during the Restriction Period with respect to any Restricted Shares or prior to the exercise of any Option, then:

       (a) unless otherwise provided in a Restricted Shares Agreement, the Restriction Period applicable to each award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and Retained Distributions shall become vested and any Cash Award payable pursuant to the applicable Restricted Shares Agreement shall be adjusted in such manner as provided in the Restricted Shares Agreement;

       (b) unless otherwise provided in a Stock Option Agreement, the waiting period or installment period in any Stock Option Agreement shall be deemed to have expired and each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby;

       (c) in the case of either an ISO or a Nonqualified Stock Option, if the Holder dies while employed by the Company or a Subsidiary, then such Option (subject to clause (g) below) may be exercised by the legatee(s) or personal representative(s) of such Holder at any time within three years after such Holder's death;

       (d) in the case of either an ISO or Nonqualified Stock Option, if the Holder's employment with the Company or any Subsidiary was terminated due to Total Disability and such Holder dies within one year after termination of employment, then such Option (subject to clause
    (g) below) may be exercised by the legatee(s) or personal representative(s) of such Holder at any time during the remainder of the period during which such Holder would have been able to exercise such Option had the Holder not died;

       (e) in the case of either an ISO or a Nonqualified Stock Option, if the Holder retires pursuant to any retirement plan of the Company or a Subsidiary or in the absence of a retirement plan a Holder retires and the Committee determines that such Holder should have the benefit of this clause (e) and such Holder dies during the period after retirement when such Option was still exercisable by such Holder, then such Option (subject to clause (g) below) may be exercised by the legatee(s) or personal representative(s) during the remainder of the period during which such Holder would have been able to exercise such Option had the Holder not died;

       (f) in the case of either an ISO or a Nonqualified Stock Option, if the Holder dies within three months after termination of employment and clauses (d) and (e) are not applicable, then such Option (subject to clause (g) below) may be exercised by the legatee(s) or personal representative(s) of such Holder at any time within one year after such Holder's death; and

       (g) the exercise of Options after the termination of employment of the Holder for any reason is subject to the following: (i) no Option may be exercised after the expiration date of such Option; (ii) only Options exercisable by the Holder at the time of such termination (after taking into account the provisions of clause (b) above) may be exercised after such termination; and (iii) any Stock Option Agreement may provide a shorter period of time for the exercise of Options than provided in clauses (c) through (f) above.

     9.2 Total Disability. If a Holder's employment with the Company or any Subsidiary shall terminate during the Restriction Period with respect to any Restricted Shares or prior to the exercise of any Option as a result of Total Disability; then:

       (a) in the case of Restricted Shares, Section 9.1(a) above shall apply; and

       (b) in the case of either an ISO or a Nonqualified Stock Option, such Option (subject to Section 9.1(g) above) may be exercised by such Holder (or his or her personal representative(s)) at any time within one year after such termination of employment; provided, however, that unless otherwise provided in a Stock Option Agreement the waiting period or installment period of any Stock Option Agreement shall be deemed to have expired and each outstanding Option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby from and after the date of such termination of employment.

     9.3 Retirement. If a Holder's employment with the Company or any Subsidiary shall terminate during the Restriction Period with respect to any Restricted Shares or prior to the exercise of any option as a result of retirement pursuant to any retirement plan of the Company or any Subsidiary or in the absence of a retirement plan upon such Holder's retirement the Committee determines that such Holder should have the benefit of this
  Section 9.3, then:

       (a) unless the Board determines otherwise, in the case of Restricted Shares, all Restricted Shares, Retained Distributions and rights to any Cash Awards will be forfeited;

       (b) in the case of an ISO, such ISO (subject to Section 9.1(g) above) may be exercised at any time within three months after such Holder's termination of employment; and

       (c) in the case of a Nonqualified Stock Option, such Option (subject to Section 9.1(g) above) may be exercised at any time within three years after such Holder's termination of employment.

     9.4 Termination by Company for Cause. If a Holder's employment within the Company or any Subsidiary shall be terminated by the Company or such Subsidiary during the Restriction Period, with respect to any Restricted Shares or prior to the exercise of any Option for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction, Control Purchase or Board Change, termination for cause shall only mean a felony conviction for fraud, misappropriation or embezzlement), then:

       (a) all Options held by such Holder shall immediately terminate; and

       (b) such Holder's rights to all Restricted Shares, Retained Distributions and any Cash Awards shall be forfeited immediately.

     9.5 Termination by Company without Cause. If during the Restriction Period with respect to any Restricted Shares or prior to the exercise of any Option, a Holder's employment with the Company or any Subsidiary shall be terminated by the Company or Subsidiary without cause as the same may be defined in any employment agreement to which the Holder is a party or in the absence thereof, as determined by the Board, then:

       (a) in the case of Restricted Shares, the provisions of Section 9.1(a) above shall apply; and

       (b) in the case of either an ISO or a Nonqualified Stock Option, such Option (subject to Section 9.1(g) above) held by such Holder may be exercised at any time within three months after such Holder's termination of employment.

     9.6 Termination for Other Reason. If during the Restriction Period with respect to any Restricted Shares or prior to the exercise of any Option, a Holder's employment with the Company or any Subsidiary shall be terminated for any reason other than as set forth in Sections 9.1 through 9.5 above, then:

       (a) all such Holder's Rights to Restricted Shares, Retained Distributions and any Cash Awards shall be forfeited immediately; and

       (b) in the case of either an ISO or a Nonqualified Stock Option, the provisions of Section 9.5(b) above shall apply.

     9.7 General. A leave of absence, unless otherwise determined by the Board prior to the commencement thereof, shall not be considered a termination of employment. Awards made under this Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or a Subsidiary.

   10. RIGHT OF COMPANY TO TERMINATE EMPLOYMENT. Nothing contained in the Plan or in any Award shall confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause.

   11. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

   12. WRITTEN AGREEMENT. Each award of Restricted Shares and any right to a Cash Award hereunder shall be evidenced by a Restricted Shares Agreement and each grant of an Option shall be evidenced by a Stock Option Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board from time to time shall approve. The effective date of the granting of an Option shall be the date on which the Board approves the granting of such Option. Each grantee of an Option or Restricted Shares shall be notified promptly of such grant and a written Stock Option Agreement and/or Restricted Shares Agreement shall be promptly executed and delivered by the Company and the grantee, provided that such grant Options or Restricted Shares shall terminate if such written agreement is not signed by such grantee (or his or her attorney) and delivered to the Company within 60 days after the date the Board approved such grant. Any such written agreement may contain provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock or cash received by the Holder from the Company.

   13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The Stock Option Agreements and Restricted Shares Agreements evidencing awards may contain such provisions as the Board shall determine to be appropriate for the adjustment of the number and class of all Restricted Shares and the terms applicable to any Cash Awards and the number and class of shares subject to each outstanding Option and the option prices thereof in the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, combination or exchange of shares, merger, consolidation or liquidation and the like, and, in the event of any such change in the outstanding Common Stock of the Company, the aggregate number and class of shares available under the Plan shall be appropriately adjusted by the Board, whose determination shall be conclusive.

   14. RIGHT OF FIRST REFUSAL. The Stock Option Agreements and Restricted Shares Agreements may contain such provisions as the Board shall determine to the effect that if a Holder elects to sell al or any shares of Common Stock that such Holder acquired upon the exercise of an Option or upon the vesting of Restricted Shares awarded under the Plan, then such Holder shall not sell such shares unless such Holder shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than ten business days following the date of such offer). In any such event, certificates representing shares issued upon exercise of Options and the vesting of Restricted Shares shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Stock Option Agreement or Restricted Shares Agreement and the Company may cause the registrar of its Common Stock to place a stop transfer order with respect to such shares.

   15. TERMINATION AND AMENDMENT. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan after September, 2011. The Board may at any time prior to September, 2011 terminate the Plan, and the Board may at any time also modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without the approval of the Holders of a majority of the voting securities of the Company present, either in person or by proxy, and entitled to vote at a meeting (i) materially increase (except as provided in Section 13 hereof) the maximum number of shares which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, or
(iii) materially increase the benefits accruing to participants under the Plan. No termination, modification or amendment of the Plan or any outstanding Restricted Shares Agreement or Stock Option Agreement may, without the consent of the employee to whom any Award shall theretofore have been granted, adversely affect the rights of such employee with respect to such Award.

   16. EFFECTIVENESS OF THE PLAN. The Plan shall become effective upon the unanimous written consent of the stockholders of the Company entitled to vote thereon.

   17. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Awards shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

   18. WITHHOLDING. The Company's obligation to deliver shares of Common Stock or to pay cash upon the exercise of any Nonqualified Stock Option or any SAR granted under the Plan and to deliver stock certificates or to pay cash upon the vesting of Restricted Shares or Cash Awards shall be subject to applicable Federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any Nonqualified Stock Option and upon the vesting of Restricted Shares may be paid in shares of

Common Stock upon such terms and conditions as the Board shall determine; provided, however, that the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

   19. SEPARABILITY. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 under the Exchange Act (as the same shall be amended from time to time) and/or Section 422A of the Code (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to ISOs, Section 422A of the Code.

   With respect to ISOs, if this Plan does not contain any provision required to be included herein under Section 422A of the Code (as the same shall be amended from time to time), such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

   20. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

   21. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an Award, each Holder shall be deemed to have agreed that the award of Restricted Shares and any right to a Cash Award and the grant of any Option and the exercise thereof or any SAR are special incentive compensation and that they will not be taken into account as "salary" or "compensation" or "bonus" in determining the amount of any payment under any pension, retirement or other qualified employee benefit plan of the Company or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

   22. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

PROXY
                      CHECKERS DRIVE-IN RESTAURANTS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS--SEPTEMBER 26, 2001

  The undersigned hereby appoints William P. Foley, II, Peter C. O'Hara and Daniel J. Dorsch, and each of them, proxies with full power of substitution, for and in the name of the undersigned to vote all shares of Common Stock of Checkers Drive-In Restaurants, Inc., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 2001 Annual Meeting of Stockholders to be held on September 26, 2001 (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of the Meeting as stated hereon, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

  The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement, Annual Report and Form 10-K.

--------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --

                                ADMISSION TICKET

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                      CHECKERS DRIVE-IN RESTAURANTS, INC.

          SEPTEMBER 26, 2001 @ 9:00 A.M, EASTERN DAYLIGHT SAVINGS TIME

                             ---------------------

                                 TAMPA, FLORIDA

                          (Continued from other side)

PROXY
            THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Please mark your vote as indicated in this example [X]

 1.  Election of Directors Below.
     Nominees:
     Peter C. O'Hara, Terry N. Christensen, Willie D.
     Davis, and Daniel J. Dorsch

For, except vote withheld from the following nominee(s):

-----------------------------------------------------------------------------
                                                         FOR WITHHELD ABSTAIN
 2.  Ratify and approve the Company's 2001 Employee      [_]   [_]      [_]
     Stock Option Plan
     Ratify and approve the appointment of KPMG LLP as
 3.  independent auditors                                [_]   [_]      [_]

  THIS PROXY WILL BE VOTED AS DIRECTOR OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE, FOR APPROVAL OF THE PROPOSALS SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SIGNATURE _____________________________ SIGNATURE ______________________________

Date: _________________________________ Date: __________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.